SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 Current Report



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report: December 2, 2002
                        --------------------------------
                        (Date of earliest event reported)


                             RESOLVE STAFFING, INC.
              ----------------------------------------------------
              Exact name of registrant as specified in its charter



          Nevada                           0-29485                33-0850639
------------------------------        -------------------       ---------------
State of other jurisdiction of        Commission File No.       I.R.S. Employer
incorporation or organization                                        ID No.


              105 N. Falkenburg Rd., Suite B, Tampa, Florida 33619
              ----------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (813) 662-0074


                                      None
           -----------------------------------------------------------
          (Former name or former address if changed since last report)

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On October 23, 2002, R. Gale Porter resigned his positions as President and a director of Resolve Staffing, Inc. (the "Company"). On December 2, 2002, the remaining member of the board of directors, Cristino Perez, appointed Donald
E. Quarterman, Jr., President, Chief Operating Officer and a director as well as William A. Brown as a director and Executive Vice President of the Company. The following are business biographies of Mr. Quarterman and Mr. Brown:

         Mr. Quarterman (33) joined Resolve as President, COO and Director December 2, 2002. Mr. Quarterman brings over 7 years of staffing industry experience in venture capital, mergers and acquisitions, and strategic consulting to Resolve. Prior to joining Resolve, Mr. Quarterman was Managing Partner and co-founder of Pinnacle Corporate Services, LLC, a business consulting firm specializing in working with small and micro-cap publicly traded companies. From 1997 to 2000, Mr. Quarterman was Director of Operations for Catalyst Ventures, an Investment Banking firm located in Tampa, Florida. From 1993 to 1997, Mr. Quarterman was a Vice President at Geneva Corporate Finance, one of the largest middle-market merger and acquisition firms in the United States. Mr. Quarterman earned an MBA, with a concentration in Finance and Entrepreneurship, from the University of South Florida.

         Mr. Brown (45) joined Resolve Staffing, Inc as a director on December 2, 2002. Mr. Brown has been in the staffing industry for the last 2 years. Mr. Brown is founder and President of J. B. Carrie Properties, Inc., a real estate management and development company which was organized in 1988. Mr. Brown is also involved in the senior assisted living business managing 3 facilities in the state of Florida. Mr. Brown graduated from Florida State University with a degree in Sociology.

         Mr. Porter sold 750,000 units of the Company's securities to the William A. Brown Family Trust on November 22, 2002. Each unit consists of one share of the Company's common stock and one common stock purchase warrant. The consideration for the purchase and sale was a promissory note due June 30, 2003 for $30,000, secured by a pledge of the shares and warrants.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     RESOLVE STAFFING, INC.



                                                     By:  /s/ Cristino L. Perez
                                                        ------------------------
                                                         Cristino L. Perez
                                                         Chief Financial Officer
Dated:  December 16, 2002


                                       3